                                   EXHIBIT 5.7

          Form of Amendment Number 2 to Investment Management Agreement

                              AMENDMENT NUMBER 2 TO
                         INVESTMENT MANAGEMENT AGREEMENT


      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company and The Hartford Mutual Funds, Inc. (formally known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended by Amendment Number 1 to Investment Management Agreement dated
December 31, 1997 (as amended, the "Agreement"), The Hartford Growth and Income Fund is hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of the Hartford Growth and Income Fund except that the management fee shall be as follows:

      A fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

      Net Asset Value                      Annual Rate
      First $500,000,000                      0.80%
      Next $500,000,000                       0.70%
      Amount Over $1 Billion                  0.65%

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the _________ day of ________________, 1998.


                                  HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                                  ______________________________________________
                                  By:
                                  Title:

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:

                                  The Hartford Growth and Income Fund


                                  ______________________________________________
                                  By:
                                  Title: